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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Mazel Stores, Inc.
             (Exact Name of Registrant as Specified in Its Charter)




                   Ohio                                          34-1830097
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification No.)



     31000 Aurora Road, Solon, Ohio                                44139
(Address of Principal Executive Officer)                         (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class            Name of Each Exchange on Which
         to be so Registered            Each  Class is to be Registered
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                None


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Securities to be registered pursuant to Section 12(g) of the Act:

                   Shares of Common Stock, without par value
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                                  (Title of Class)
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                                    FORM 8-A


Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant incorporates herein by reference the description of the shares of Common Stock, without par value, set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-11739), including exhibits, filed with the Securities and Exchange Commission on September 11, 1996.

Item 2.  Exhibits.

Exhibit No.                Description

1. Amended and Restated Articles of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on September 11, 1996 (the "Registration Statement").

2. Amended and Restated Code of Regulations of the Registrant. Incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

3. Specimen Certificate for shares of Common Stock, without par value, of the Registrant. Incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     MAZEL STORES, INC.

October 18, 1996

                                     By: /s/ Susan Atkinson
                                         ---------------------------------
                                         Susan Atkinson
                                         Senior Vice President, Chief Financial
                                         Officer and Treasurer